                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                January 23, 2001
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                    (Report Date of Earliest Event Reported)



                        Millennium Pharmaceuticals, Inc.
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             (Exact name of Registrant as Specified in its Charter)



            DELAWARE                               0-28494                   04-3177038
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(State or Other Jurisdiction                     (Commission                (IRS Employer
       of Incorporation)                         File Number)             Identification No.)


       75 Sidney Street, Cambridge, Massachusetts                      02139
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         (Address of Principal Executive Offices)                     Zip Code)


       Registrant's telephone number, including area code:   (617) 679-7000
                                                             --------------



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          (Former Name or Former Address if Changed Since Last Report)


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ITEM 5:  OTHER EVENTS

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides guidance about revenue recognition based on interpretations and practices followed by the SEC. In March 2000, the SEC issued SAB 101A, which deferred the effective date of SAB 101 until no later than the second fiscal quarter of fiscal years beginning after December 15, 1999. In June 2000, the SEC issued SAB 101B, which deferred the effective date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999.

SAB 101 requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion No. 20, "Accounting Changes." The Company adopted SAB 101 in the fourth quarter of 2000 and recorded a cumulative effect of change in accounting principle related to contract revenues recognized in prior periods. As a result, the Company recorded a one-time, non-cash charge of $107.7 million for the year ended December 31, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



January 23, 2001                  MILLENNIUM PHARMACEUTICALS, INC.



                                  By: /s/ JOHN B. DOUGLAS III
                                      John B. Douglas III
                                      Senior Vice President and General Counsel


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